EXHIBIT 99.B11(b)


                              CONSENT OF COUNSEL


        We hereby consent to the use of our name and to the reference to our firm as "Legal Counsel" in the Prospectus and Statement of Additional Information that are included in Post-Effective Amendment No. 5 to the Registration Statement (No. 33-48452) on Form N-1A under the Securities Act of 1933, as amended, of MarketWatch Funds.

        This consent does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, and in consenting to the use of our name and the references to our firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            /s/Drinker Biddle & Reath
                                            -------------------------
                                            Drinker Biddle & Reath

Philadelphia, Pennsylvania
March 28, 1997